UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Atrion Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Atrion Corporation
One Allentown Pkwy.
Allen, TX 75002
Tel 972-390-9800

April 9, 2015

Dear Stockholder:

We cordially invite you to attend the 2015 annual meeting of stockholders of Atrion Corporation to be held at our offices in Allen, Texas on Thursday, May 21, 2015 at 10:00 a.m., Central Time.  A notice of the annual meeting and the Company’s proxy statement accompany this letter.  The business to be conducted at the annual meeting is described in our proxy statement.  We have also made a copy of our 2014 Annual Report to Stockholders available with our proxy statement.

As permitted by the rules of the Securities and Exchange Commission, we are furnishing our proxy materials to stockholders primarily on the Internet.  We have mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how our proxy materials may be accessed and reviewed on the Internet and how votes may be cast.  We believe that this method of distribution permits us to provide you with the information you need in an efficient manner and reduce the environmental impact of our annual meeting.

We hope that you will attend the meeting in person.  However, it is important for your shares to be represented at the meeting whether or not you are personally present.  Accordingly, please vote as soon as possible.  To vote your shares, please refer to the instructions for voting in the Company’s proxy statement or in the Notice of Internet Availability of Proxy Materials or proxy card.

Thank you for your ongoing support of, and continued interest in, the Company.

Sincerely,

David A. Battat
President and Chief Executive Officer

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Atrion Corporation:

Notice is hereby given that the 2015 annual meeting of stockholders of Atrion Corporation (the “Company”) will be held at the Company’s offices, One Allentown Parkway, Allen, Texas on Thursday, May 21, 2015, at 10:00 a.m., Central Time, for the following purposes:

1.	To elect one Class II director.

2.	To ratify the appointment of Grant Thornton LLP as independent accountants to audit the Company’s financial statements for the year 2015.

3.	To conduct an advisory vote to approve executive officer compensation.

4.	To transact such other business as may properly come before the meeting.

The Board of Directors fixed the close of business on March 26, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.

By Order of the Board of Directors

Jeffery Strickland
Vice President and Chief Financial Officer, Secretary and Treasurer

April 9, 2015

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE.  TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS FOR VOTING IN THE COMPANY’S PROXY STATEMENT OR IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2015

GENERAL INFORMATION

This proxy statement is being furnished to the stockholders of Atrion Corporation (sometimes referred to herein as “Atrion,” “we,” “us,” “our,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors to be voted at the 2015 annual meeting of stockholders to be held at the Company’s offices, One Allentown Parkway, Allen, Texas on Thursday, May 21, 2015 at 10:00 a.m., Central Time, and at any adjournment of such meeting.  The notice of annual meeting, proxy statement and form of proxy and the Company’s 2014 Annual Report are first being made available to stockholders on or about April 9, 2015.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q:           What is the purpose of the annual meeting?

A:           At the annual meeting, our stockholders will consider and vote upon the following matters:

●	election of one Class II director;
●	ratification of the appointment of Grant Thornton LLP as independent accountants to audit the Company’s financial statements for the year 2015; and
●	on an advisory basis, to approve executive officer compensation.

Our stockholders will also transact such other business as may properly come before the meeting.

Q:           Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:           The rules of the Securities and Exchange Commission, or SEC, allow us to provide our proxy materials to our stockholders over the Internet if they have not requested that printed materials be provided to them on an ongoing basis.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, to our stockholders who have not previously requested that printed materials be provided to them on an ongoing basis.  Instructions on how to access our proxy materials over the Internet or to request a printed copy by mail may be found in the Notice of Internet Availability.

Q:           How can I get electronic access to the proxy materials?

A:           The Notice of Internet Availability provides you with instructions regarding how you may access and review on the Internet our proxy materials for the annual meeting.

Q:           Who is entitled to vote at the annual meeting?

A:           Stockholders Entitled to Vote.  Stockholders of record at the close of business on March 26, 2015, the record date for the meeting, will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof.  At the close of business on the record date, we had outstanding and entitled to vote 1,862,691 shares of common stock, our only voting securities.  Holders of record of shares of common stock outstanding on the record date will be entitled to one vote for each share held of record on that date upon each matter presented to the stockholders to be voted upon at the meeting.

Registered Stockholders.  If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and we are providing the Notice of Internet Availability to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to a third party, or to vote in person at the annual meeting.

Beneficial Owners. If your shares are held in the name of a broker, bank or other nominee, you are considered the beneficial owner of those shares and the broker, bank or other nominee is the record holder.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the annual meeting.  However, because you are not the record holder, you may not vote these shares in person at the annual meeting unless you follow the record holder’s procedures for obtaining a legal proxy.

Q:           Can I attend the annual meeting in person?

A:           You are invited to attend the annual meeting if you are a registered stockholder or a beneficial owner as of the record date. You must present a form of photo identification acceptable to us, such as a valid driver’s license or passport, to enter the meeting.  In addition, if your shares are held by your broker, bank or other nominee, please bring your Notice of Internet Availability or other evidence of stock ownership as of the record date.  The meeting will begin promptly at 10:00 a.m., Central Time. Check-in will begin at 9:30 a.m., Central Time.  Please allow ample time for the check-in procedures.

Q:           How can I vote my shares?

A:           Registered Stockholders. Registered stockholders may vote (i) by attending the annual meeting, (ii) by following the instructions on your Notice of Internet Availability for voting by telephone or on the Internet at www.proxyvote.com or (iii) by signing, dating and mailing in a proxy card. Please note that the Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 20, 2015.

Beneficial Owners. If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.  If you hold your shares through a broker, bank or other nominee and would like to vote in person at the meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy at the annual meeting to vote your shares.

Q:           If I sign, date and return a proxy, how will it be voted?

A:           Unless you revoke your proxy instructions, as described below under “Can I change my vote?,” shares of common stock represented by your proxy will be voted at the annual meeting as you specify over the Internet, by telephone or on the proxy card.  If you do not specify how to vote your shares, the shares represented by your proxy will be voted For the election as director of the nominee of the Board of Directors named herein; For ratification of the appointment of Grant Thornton LLP as independent accountants to audit our financial statements for the year 2015; and For approval, on an advisory basis, of our executive officer compensation.  In addition, in their discretion the persons designated as proxies will vote upon such other business as may properly come before the meeting.

Q:           Can I change my vote?

A:           You may change your vote at any time prior to the vote at the annual meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the annual meeting and vote your shares in person, (ii) advise our Secretary at our principal executive office in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions or (iv) cast a new vote by the Internet or by telephone (not later than 11:59 p.m., Eastern Time, on May 20, 2015).  If your shares are held by a broker, bank or other nominee, you must request instructions as to how to revoke your proxy from the bank, broker or other nominee that holds your shares.

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Q:           What happens if I decide to attend the annual meeting but I have already voted or submitted a proxy covering my shares?

A:           You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the annual meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the annual meeting and vote in person, you must obtain a legal proxy from the record holder of the shares giving you the right to vote the shares.

Q:           What is a quorum?

A:           The annual meeting will be held if a majority of the shares of our common stock outstanding on the record date entitled to vote is represented in person or by proxy at the meeting, constituting a quorum. Abstentions and broker non-votes will be counted as present and represented at the annual meeting for purposes of determining a quorum.

Q:           What if I am a beneficial owner and do not give the nominee voting instructions?

A:           If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain routine matters but cannot vote on non-routine matters.  The proposal to ratify the appointment of Grant Thornton LLP is a routine matter and your broker is permitted to vote your shares even if you do not provide your broker voting instructions.  Election of directors and advisory voting on executive compensation are not deemed to be routine matters.  Accordingly, your broker is not entitled to vote your shares on those matters unless voting instructions are received from you.

Q:           What votes are necessary to elect directors and approve the other items of business at the annual meeting?

A:           Pursuant to the Company’s Bylaws, directors are elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote.  Abstentions and broker non-votes have no effect on the election of directors.  Ratification of the appointment of Grant Thornton LLP and approval, on an advisory basis, of our executive officer compensation each requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote thereon.  Abstentions will have the same effect as a negative vote, and broker non-votes will have no effect, on the proposal to ratify the appointment of Grant Thornton LLP and on the proposal to approve, on an advisory basis, our executive officer compensation.

Q:           Where can I find the voting results for the annual meeting?

A:           The voting results will be published in a current report on Form 8-K that will be filed with the SEC within four business days after the annual meeting.  The Form 8-K will also be available on our website at www.atrioncorp.com.

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Item No. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes: Class I, Class II and Class III.  One Class II director is to be elected at the annual meeting, to serve until the annual meeting of stockholders to be held in 2018 and until the election and qualification of his successor in office.  The nominee for election as a Class II director named below is currently a member of our Board of Directors and was previously elected by our stockholders.  It is intended that the persons named as proxies will vote for the election of the nominee named below.  If the nominee named below, who has indicated his willingness to serve as a director if elected, is not a candidate when the election occurs, proxies may be voted for the election of any substitute nominee.

The following information is furnished with respect to our Board of Directors’ nominee for election as a director and each director whose term will continue after the annual meeting.

Name, Age, Service as a Director of the Company
Principal Occupation, Positions and Offices, Other Directorships and Business Experience

Nominee for Election as Director

Class II - Term Ending in 2018
Hugh J. Morgan, Jr.

Mr. Morgan, age 86, has been a director since 1988 and a private investor since 2003. He served as Chairman of the Board of National Bank of Commerce of Birmingham from February 1990 until April 2003.  Previously, Mr. Morgan spent over 26 years at Southern Natural Gas Company and 14 years at Sonat Inc., its parent company, after its formation in 1973.  At the time of his retirement in 1987, Mr. Morgan was serving as the Chairman of the Board of Southern Natural Gas Company and as Vice Chairman of the Board of Sonat Inc.  Mr. Morgan holds a Bachelor of Arts degree from Princeton University and is a graduate of the Vanderbilt University Law School and the Advanced Management Program at Harvard Business School.  Mr. Morgan’s legal and business background, including his substantial experience as a senior officer and director of Sonat Inc. and its subsidiary Southern Natural Gas Company, and his long-term service as a director of the Company enable him to provide our Board of Directors valuable insight into corporate operations and governance and financial matters.

Directors Continuing in Office

Class III - Term Ending in 2016
Roger F. Stebbing

Mr. Stebbing, age 74, has been a director since 1992 and has been our lead director since December 2007.  Mr. Stebbing is President and Chief Executive Officer of Stebbing and Associates, Inc., an engineering consulting company, and has served in such capacities since 1986.  Mr. Stebbing is a licensed professional engineer and has a BSc honors degree in Chemical Engineering from Salford University.  Mr. Stebbing has extensive experience in the design and development of complex projects and provides our Board of Directors valuable engineering knowledge, expertise and insight, as well as an in-depth knowledge of the Company gained through his long-time service as a director.

John P. Stupp, Jr.

Mr. Stupp, age 65, has been a director since 1985.  He has served President since March 2014, and as Chief Executive Officer since March 2014, of Stupp Bros., Inc., a diversified holding company.  From April 1995 until March 2004, he served as Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., and since August 1995 he has also served as Chief Executive Officer of Stupp Corporation, a division of Stupp Bros., Inc.  Mr. Stupp holds a Bachelor of Science degree in Business and Economics from Lehigh University.  He serves as a director of  The Laclede Group, Inc., and as the Chairman of its audit committee and a member of its compensation and corporate governance committees.  Mr. Stupp’s substantial experience as President of Stupp Bros., Inc., as Chief Executive Officer of Stupp Corporation and as a director of public companies and non-profit organizations, as well as his long-term relationship with the Company, provides our Board of Directors valuable financial and operational expertise.

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Class I - Term Ending in 2017
Emile A Battat

Mr. Battat, age 77, has been a director since 1987 and has served as Chairman of the Board of the Company since January 1998 and as Chairman of Halkey-Roberts Corporation, or Halkey-Roberts, one of our subsidiaries, since October 1998.  He served as Chief Executive Officer of the Company from October 1998 until May 2011, as President of the Company from October 1998 until May 2007 and as Chairman or President of each of the Company’s subsidiaries, other than Halkey-Roberts, from October 1998 until May 2011.  Mr. Battat holds Bachelor of Science and Master of Science degrees in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University.  He is an associate member of Sigma Xi, a scientific honor society.  Mr. Battat’s many years of executive-level experience at other companies, his education and training and his in-depth knowledge of the Company’s operations and finances gained through his 28 years as a director and 13 years as our Chief Executive Officer enable him to provide our Board of Directors with strong and capable leadership.

Ronald N. Spaulding

Mr. Spaulding, age 51, has been a director since February 2006 and has been a private investor since 2008.  Prior to May 2008, Mr. Spaulding was the President of Worldwide Commercial Operations of Abbott Vascular and a Vice President and corporate officer of Abbott Laboratories, which he joined in April 2006 upon its acquisition of Guidant Corporation’s vascular intervention assets.  Between 2005 and April 2006, Mr. Spaulding served as the President of International Operations of Guidant Corporation, and also served on the Guidant Management Committee from 2002 until 2005.  From 2003 to 2005, he was the President of Europe, Middle East, Africa and Canada of Guidant Corporation.  From 2000 to 2003, Mr. Spaulding served as President of Guidant’s cardiac surgery business.  Mr. Spaulding holds a Master’s degree in Biomedical Engineering and a Bachelor of Science degree in Mechanical Engineering from the University of Miami.  Mr. Spaulding’s over 21 years of healthcare experience, including service as an officer of publicly-held companies with medical device operations, his knowledge of regulatory and operational matters affecting the development and marketing of medical devices and his educational background enable Mr. Spaulding to bring a valuable and unique perspective to our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ITS NOMINEE,
HUGH J. MORGAN, JR.

Information Regarding Board of Directors and Committees

Board Leadership and Independence

We separate the roles of Chairman of the Board and Chief Executive Officer.  Our Board of Directors believes that this leadership structure is appropriate and effective because it permits Mr. Emile Battat, who has had many years of experience with the Company, to continue to play a key role as Chairman of the Board and thereby provide leadership to the Company’s Board of Directors as well as work with our Chief Executive Officer, Mr. David Battat, in the evaluation, planning and implementation of corporate strategy and in operational and financial matters.  In addition to his participation in strategic and financial matters, Mr. David Battat focuses on operational matters, including the day-to-day management of our business.

Under The NASDAQ Stock Market Inc., or Nasdaq, listing rules, a majority of the members of our Board of Directors must qualify as “independent directors,” as determined by or Board of Directors.  In making the determination whether our directors are independent, our Board of Directors applies the requirements for director independence set forth in the Nasdaq listing rules.  After considering the relationship of each director with the Company, our Board of Directors has determined that Messrs. Morgan, Spaulding, Stebbing and Stupp are independent directors within the meaning of those rules and that our Chairman of the Board, Mr. Emile Battat, is not an independent director.  Our Audit, Compensation and Corporate Governance Committees are comprised solely of independent directors.  Our independent directors meet regularly in executive sessions without management present.  Mr. Stebbing, who is currently the Chair of the Corporate Governance Committee, is serving as our lead director.  As such, he is responsible for calling, establishing agendas for and moderating the Board of Directors’ executive sessions.

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Meetings

Our Board of Directors held five meetings during 2014.  Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees on which he served that were held in 2014 during the time he served as a director or as a member of such committees.

Nominating Process

Because of the small number of directors, our Board of Directors has determined, and has adopted a resolution providing, that nominees for election to the Board of Directors will be selected by a majority vote of the directors meeting the Nasdaq independence requirements (Messrs. Morgan, Spaulding, Stebbing and Stupp).  Accordingly, our Board of Directors does not have a separate nominating committee or a nominating committee charter. In accordance with resolutions adopted by the Board of Directors, in selecting nominees for election as directors, our Board of Directors, with the assistance of our Corporate Governance Committee, will review and evaluate candidates submitted by directors and management and by our stockholders.  Stockholders who would like to suggest qualified candidates for selection by our independent directors as nominees of our Board of Directors should provide written notification thereof to the Secretary of the Company at our principal executive offices and include the candidates’ qualifications.  In considering possible nominees, our independent directors are to take into account the following: (a) each director should be an individual of the highest character and integrity; (b) each director should have substantial experience that is relevant to our Company; (c) each director should have sufficient time available to devote to the affairs of the Company; and (d) each director should represent the best interest of all of our stockholders.  Our Board of Directors believes that having directors with diverse backgrounds and business experience is in our best interest, and these factors are considered in connection with the selection of nominees for election as directors. Our current directors have diverse industry backgrounds, including substantial experience in medical device, industrial, engineering, financial and energy companies.  All possible nominees are to be reviewed in the same manner, regardless of whether they have been submitted by stockholders, directors or management.

The Board’s Role in Risk Oversight

Our Board of Directors has the responsibility for overseeing the Company’s exposure to risk.  The Board of Directors, directly and through its committees, reviews our material risk exposures, including operational risks, investment risks, financial risks and compensation risks.  Our Board of Directors and its committees meet with management when necessary in performing these oversight functions.

Committees

Our Board of Directors has four standing committees:  the Executive Committee, the Corporate Governance Committee, the Compensation Committee and the Audit Committee.

Our Executive Committee is currently comprised of Messrs. Emile Battat and Morgan.

Our Board of Directors has determined that the members of our Corporate Governance Committee, Compensation Committee and Audit Committee must meet the independence requirements of the Nasdaq listing rules for directors and that the Audit Committee members must also meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, not have participated in the preparation of the financial statements of the Company or any current subsidiary during the past three years and be able to read and understand fundamental financial statements.  The Nasdaq listing rules also require that in determining the independence of any director who will serve on our Compensation Committee, our Board of Directors must consider all factors specifically relevant to determining whether such director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director and whether such director is affiliated with the Company, a Company subsidiary or an affiliate of a Company subsidiary.

Our Corporate Governance Committee, which is currently comprised of Messrs. Morgan, Spaulding and Stebbing, assists in the evaluation of possible nominees for election to the Board of Directors as requested by the Board of Directors, reviews annually and advises the Board of Directors with respect to the compensation of directors, administers the Company’s stock ownership guidelines and recommends to the Board of Directors (a) the number of

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directors to be fixed in connection with each annual meeting of our stockholders, (b) the directors to be appointed to each of the committees of the Board of Directors, after considering the recommendation of our Chairman of the Board, (c) corporate governance guidelines if the Corporate Governance Committee deems them appropriate and (d) proposed changes to the charter of the Corporate Governance Committee.  In making recommendations to the Board of Directors as to director compensation, our Corporate Governance Committee considers our directors’ responsibilities and time devoted by them in fulfilling their duties as directors, the skills required and market data on director compensation and takes into account recommendations made by Mr. Emile Battat.  Except for Mr. Emile Battat, who is Chairman of our Board of Directors, our executive officers are not involved in determining or recommending the amount or form of director compensation.  Our Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available at our website at www.atrioncorp.com.  The Corporate Governance Committee met one time in 2014.

Our Compensation Committee, which is currently comprised of Messrs. Morgan, Spaulding and Stupp, makes recommendations to the Board of Directors as to the remuneration of our executive officers, administers the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan, or 2006 Equity Plan, the Atrion Corporation Non-Employee Director Stock Purchase Plan, or Stock Purchase Plan, and the Atrion Corporation Deferred Compensation Plan for Non-Employee Directors, or Deferred Compensation Plan, and makes recommendations to our Board of Directors with respect to annual cash incentive bonuses for our executive officers who participate in the Atrion Corporation Short-Term Incentive Compensation Plan, or Short-Term Incentive Plan. The primary processes and procedures for the consideration and determination of executive compensation, the role of executive officers in determining or recommending the amount and form of executive officer compensation, the extent of delegation of authority and the role of compensation consultants in determining or recommending executive officer compensation are set forth in “Compensation Discussion and Analysis” at page 9 of this proxy statement.  Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.atrioncorp.com.  The Compensation Committee met four times in 2014.

Mercer, an outside compensation consultant, has been engaged from time to time at the request of the Compensation Committee to provide information as to the compensation of chief executive officers, chief operating officers, chief financial officers and directors of public companies with annual revenues similar to those of the Company.  For further information regarding the services provided by Mercer, see “Compensation Discussion and Analysis” at page 9 of this proxy statement.

Our Audit Committee, the current members of which are Messrs. Morgan, Spaulding, Stebbing and Stupp, appoints, determines the appropriate compensation for and oversees the work of the Company’s independent auditors, assists the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures and oversees related-party transactions.  Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.atrioncorp.com.  The Audit Committee reviews and assesses, at least annually, the Audit Committee Charter and is to recommend any changes to the Audit Committee Charter to the Board of Directors.  Our Board of Directors has determined that each member of the Audit Committee meets the independence rules and other criteria for Audit Committee membership set forth above and that Mr. Stupp qualifies as an audit committee financial expert. Our Audit Committee met six times in 2014.

Stockholder Communications to the Board of Directors

Any stockholder wishing to communicate with our Board of Directors about any matter should send the communication, in written form, to Emile A Battat, Chairman, at our principal office in Allen, Texas. Mr. Emile Battat will promptly send the communication to the other members of the Board of Directors.

Attendance at Stockholder Meetings

The Board of Directors has a policy encouraging each director to attend, if practicable, our annual meetings of stockholders.  The 2014 annual meeting was attended by all of our directors.

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Code of Ethics

The Board of Directors has adopted a Code of Business Conduct that applies to our employees, including our executive officers, and to the members of our Board of Directors.

Stock Ownership Guidelines for Directors

We have stock ownership guidelines that apply to our directors, executive officers and certain other officers of the Company.  Each non-employee director is required to own not less than 1,000 shares of our common stock within three years of the date of election to the Board of Directors except that non-employee directors who elect to receive at least 25% of the cash portion of their annual cash retainers in shares of our common stock under the Stock Purchase Plan or in stock units under the Deferred Compensation Plan and continue such election annually are permitted five years to meet the guidelines.  Stock that counts toward these guidelines is described in “Stock Ownership Guidelines for Officers” at page 13 of this proxy statement.

Director Compensation

Under our director compensation program, each non-employee director is paid an annual cash retainer of $66,000 for his service as a director and is annually awarded fully-vested shares of our common stock under our 2006 Equity Plan having a market value on the date of the award of $60,000.  The equity awards are made each year immediately following our annual meeting of stockholders.  In addition, the Chairmen of the Corporate Governance Committee and the Compensation Committee are each paid an annual cash retainer of $6,000, and the Chairman of the Audit Committee is paid an annual cash retainer of $12,000.  Mr. Emile Battat, our only employee director, does not receive any compensation for his service as a director.  We reimburse our directors for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

The Stock Purchase Plan provides non-employee directors with a convenient method of acquiring shares of our common stock.  The Stock Purchase Plan allows non-employee directors to elect to receive fully-vested stock and restricted stock in lieu of some or all of their cash fees.  The foregone fees are converted into shares of fully-vested and restricted stock on the day the applicable cash fees otherwise would have been paid.  The restricted stock vests in equal amounts on the first day of the second, third and fourth calendar quarters following receipt of the stock, provided the non-employee director is then serving as a member of the Board of Directors.

The Deferred Compensation Plan allows non-employee directors to defer all or part of their cash fees into stock units.  A stock unit account is set up for each participating non-employee director.  The stock unit account is credited with a number of stock units equal to the cash fees deferred by the non-employee director divided by the closing price of our common stock on the day next preceding the date on which the deferred fees would have been paid.  The stock units vest as follows:  25% vest on the date credited to the stock unit account and 25% vest on each of the April 1, July 1 and October 1 immediately following the date credited to the stock unit account, provided the non-employee director is then serving as a member of our Board of Directors.  Each stock unit account is credited with additional whole or partial stock units reflecting dividends that would have been paid on the number of shares represented by that stock unit account.  The stock units held in a non-employee director’s stock unit account are distributed in the form of whole shares of common stock, with cash paid for fractional stock units, in the January following the year in which his service as a director ceases or in January of a particular year, as specified by the non-employee director in his or her deferred fee election form.

The annual cash retainers for non-employee directors who elect to participate in either the Stock Purchase Plan or the Deferred Compensation Plan or both are payable on the first business day of January of each year for the calendar year then beginning, in each case to the extent such election or elections apply.

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The following table sets forth summary information concerning the compensation of our non-employee directors for the year ended December 31, 2014:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)		Total ($)

Hugh J. Morgan, Jr.	70,500		60,000	—		130,500
Ronald N. Spaulding	64,500		60,000	—		124,500
Roger F. Stebbing	70,500		60,000	—		130,500
John P. Stupp, Jr.	76,500	(3)	60,000	1,152	(4)	137,652

(1)
Effective April 1, 2014, the annual cash retainer was increased from $60,000 to $66,000.  The Chairmen of the Corporate Governance Committee and the Compensation Committee are each paid an annual cash retainer of $6,000 and the Chairman of the Audit Committee is paid an annual cash retainer of $12,000.

(2)
Amounts shown reflect the aggregate fair value of the awards on the date they were granted, computed in accordance with Financial Accounting Standard Board’s Accounting Standards Codified Topic 718, or ASC 718.  The amount shown for each director includes $104.40 paid in cash in lieu of fractional shares.

(3)
Mr. Stupp elected to defer $7,200 of his cash fees for 2014 into stock units, pursuant to the Deferred Compensation Plan.  As a result, Mr. Stupp’s stock unit account was credited with 24.3 stock units, which amount was based on the closing market price of our common stock on December 31, 2013, the last trading date prior to the date of issuance, which was $296.25 per share.

(4)
Amount shown represents the value of stock units credited to Mr. Stupp’s stock unit account in 2014 on account of dividends paid on our common stock during the prior calendar year, in accordance with the terms of the Deferred Compensation Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes our compensation philosophies, the factors we consider in developing our compensation packages and the elements of our compensation arrangements for our executives.  We operate in a very competitive industry, and our executive compensation program is intended to attract, retain and motivate executives who lead our business and to align their interests with the long-term interests of our stockholders.  The principal elements of our compensation program are base salaries, annual cash incentive bonuses and long-term incentives in the form of equity awards.  We believe that our compensation program provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions.  Our compensation program is designed to reward our executive officers for high level corporate performance.  We believe 2014 was another strong year financially and otherwise for the Company.  The financial highlights for 2014 are as follows:

	2014	2013	Change
Revenues	$140,762,000	$131,993,000	6.6%
Operating Income	40,817,000	37,944,000	7.6%
Net Income	27,808,000	26,582,000	4.6%
Income per Diluted Share	$14.08	$13.18	6.8%
Operating Income as a Percentage of Year End Stockholders’ Equity	27.3%	25.5%	7.1%

Our financial performance in 2014 was an important factor in determining our incentive compensation for that year.  Elements of the program are also intended to reward key personnel for individual responsibilities, experience, performance and capacity to influence our results.  We provide limited perquisites for our executive officers.  We have stock ownership guidelines to ensure that our present and future executive officers, as well as certain other designated officers of the Company or our subsidiaries, acquire and maintain a meaningful equity stake in the Company.

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Roles of the Compensation Committee, Management and Outside Consultants

Our Compensation Committee reviews and makes recommendations to our Board of Directors for our executive officers’ base salaries, salary increases, and discretionary bonuses, as well as cash incentive bonuses for our executive officers who participate in our Short-Term Incentive Plan.  Our Compensation Committee also administers our equity incentive program.  To assist in this process, our Compensation Committee reviews tally sheets to obtain an overview of total compensation.  These tally sheets identify the annual compensation for each of our executive officers in previous years, including base salaries, cash incentive bonuses, discretionary cash bonuses, equity awards, benefits and perquisites.  Each executive officer’s tally sheet also shows the amount payable to that executive officer upon termination of employment under various circumstances and reflects the executive officer’s equity ownership, including stock owned free of restrictions, restricted stock, restricted stock units and stock options.  From time to time, directors who are not members of the Compensation Committee and Mr. Emile Battat, our Chairman, and Mr. David Battat, our President and Chief Executive Officer, attend meetings, or parts of meetings, of the Compensation Committee. The Compensation Committee does not delegate the authority to make equity awards. Our executive officers are responsible for the salaries, salary increases, cash incentive bonuses and discretionary cash bonuses for key personnel in our operating units who are not executive officers, and they administer our Short-Term Incentive Plan, subject to our Compensation Committee’s review of, and recommendation to our Board of Directors with respect to, cash incentive bonuses for our two executive officers who are eligible to participate in that plan. In considering the base salary for Mr. David Battat and cash incentive bonuses for him and for Jeffery Strickland, our Vice President and Chief Financial Officer, Secretary and Treasurer, under the Short-Term Incentive Plan, the Compensation Committee takes into account the recommendations of Mr. Emile Battat.  In considering the base salary for Mr. Strickland, the Compensation Committee takes into account the recommendations of Messrs. Emile Battat and David Battat.  Messrs. Emile Battat, David Battat and Strickland participated with the Compensation Committee in the development of our Short-Term Incentive Plan that was adopted in 2013.

At various times over the past nine years, at the request of our Compensation Committee we have engaged Mercer, a global consulting firm, to provide information regarding compensation for executive officers.  The materials from Mercer provided us with information regarding base salary, target bonus, target total annual compensation, long-term incentives, and total direct compensation and has been used by our Compensation Committee to obtain a more thorough understanding of compensation practices in companies similar in size to the Company and to assist our Compensation Committee in formulating its recommendations to our Board of Directors regarding compensation structure and levels for our executive officers.  In early 2014, pursuant to such an engagement, Mercer provided a report that included executive officer compensation information on 15 medical products and device companies with market capitalizations ranging from $300 million to $1.8 billion.  That information was considered by our Compensation Committee when it formulated its recommendations regarding compensation for our executive officers for 2014.

Elements of Our Compensation Program

The principal elements of our compensation program are base salaries, annual cash incentive bonuses and long-term incentives in the form of equity awards. Additional elements are our health insurance plan, retirement benefits under our Section 401(k) Savings Plan, or 401(k) Plan, and limited perquisites. We utilize these elements because we believe they are necessary or helpful in achieving the objectives of our compensation program.  For example, base salaries are designed to attract and retain executive officers and key personnel and are intended to be at competitive levels.  Annual cash incentive bonuses and equity awards are intended to reward executive officers and key personnel and provide incentives for superior results by us and for individual responsibility and performance. Equity awards also are intended to align the interests of our executive officers and key personnel with the interests of our stockholders. The combination of these elements is designed to compensate employees fairly for the services they provide on a regular basis.  Generally, the Compensation Committee analyzes the individual performance of our executive officers, with input from Messrs. Emile Battat and David Battat with respect to Mr. Strickland’s individual performance.

We believe that base salary is a very significant element of our program in terms of attracting and retaining executive officers and other key employees. Annual cash incentive bonuses for our executive officers and other key personnel, which provide them with the opportunity to receive cash compensation in addition to their base salaries, are intended to reward them for the Company’s performance and for individual performance as well. We consider long-term incentives in the form of equity awards as very important in aligning the interests of our executive officers

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and key personnel with the interests of our stockholders. We believe that equity awards further our efforts to promote the profitability and growth of the Company.  We do not have a specific policy of awarding options as opposed to restricted stock or restricted stock units. For many years, our equity awards were primarily in the form of stock options because of the incentive they provide to employees in that they have to be in the money for the employees to realize any benefit from the awards.  However, in the past several years restricted stock and restricted stock units have also been important elements of our compensation program. We believe that our health insurance benefits, along with certain other benefits, are necessary components of our compensation program to attract and retain employees.

As discussed below, Mr. Emile Battat is entitled to annual cash bonuses equal to a fixed percentage of year-to-year increases in our operating income. This arrangement was determined based on our Compensation Committee’s discussions with him and is set forth in his employment agreement.  For 2014, the cash bonuses for Messrs. David Battat and Strickland were awarded under our Short-Term Incentive Plan.  In addition to the formula-based cash incentive bonuses to which our executive officers may be entitled, they also may receive discretionary cash bonuses if recommended by our Compensation Committee and approved by our Board of Directors.  However, none of our executive officers is paid a fixed or guaranteed annual bonus.

We endeavor to structure our compensation program so that our base salaries and annual cash incentive bonus opportunities are adequate to attract and retain key personnel.  In addition, we seek to provide sufficient long-term equity compensation to motivate our executive officers and other key personnel to focus on our performance over the longer term.  We believe that our compensation program is designed in a manner so as not to encourage excessive risk taking.  Our executive officers’ base salaries are fixed amounts and therefore do not encourage risk taking.  Our annual and long-term incentive compensation arrangements for our executive officers are tied to our performance on an annual basis and over the longer term.  We believe that those incentive programs, taken together with base salaries, are balanced and do not promote excessive risk taking.

Our Compensation Committee considers the following corporate factors in establishing our compensation program and making compensation recommendations and decisions:

●	our earnings per share;
●	our operating income;
●	total stockholder return;
●	our return on equity;
●	safety; and
●	efficiency of our operations.

At our annual meeting of stockholders in 2014, our stockholders overwhelmingly approved, on an advisory basis, our executive compensation, with approximately 98% of the shares present, in person or by proxy, at the meeting and entitled to vote thereon being voted to approve the compensation of our executive officers.  The Compensation Committee has considered those results in deciding to retain our general approach to executive compensation.

Base Salaries

In structuring our compensation program, we start with the annual base salary and build on that element. The factors considered when fixing an executive officer’s base salary are performance, responsibilities, experience, capacity to influence our results, competitive conditions and length of service with us. When considering the base salaries for our executive officers, our Compensation Committee reviews the total annual compensation for those executive officers for previous years as set forth in the tally sheets described above, including base salaries, cash incentive bonuses and discretionary cash bonuses, long-term incentive awards, benefits and perquisites.

For 2014, the base salaries of our three executive officers were as follows:  The base salary of Mr. Emile Battat was $600,000, unchanged from 2012 and 2013; the base salary of Mr. David Battat was $600,000, a $150,000 increase from 2012 and 2013; and the base salary of Mr. Strickland was fixed at $270,000, a $10,000 increase over his 2013 base salary.  The 2014 base salaries of Messrs. David Battat and Strickland were fixed in accordance with recommendations of our Compensation Committee, after taking into consideration information provided by Mercer, as well as the factors described above and recommendations of Mr. Emile Battat in the case of Mr. David Battat’s

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base salary and Messrs. Emile Battat and David Battat in the case of Mr. Strickland’s base salary.  Mr. Emile Battat’s base salary was fixed in his employment agreement and in accordance with the recommendation of our Compensation Committee.

Annual Incentive Compensation

Our executive officers, other than Mr. Emile Battat, and certain key personnel are eligible to be selected to participate in our Short-Term Incentive Plan.  Under this plan, an awards pool is established each year equal to a portion of our subsidiaries’ operating profits.  The awards pool is funded each year through contributions by our subsidiaries as determined under the terms of the plan.  The awards pool is used to pay cash bonuses under employment agreements, other discretionary cash bonuses to employees who are not participating in the Short-Term Incentive Plan and other employment-related expenses.  The balance of the awards pool, if any, is available for cash incentive bonuses to participating executive officers and key personnel.  Cash incentive bonuses are based in part on a bonus allocation formula that takes into account a number of factors, including the participant’s salary, an individual bonus rate, the profitability of the subsidiary employing the participant (where applicable), and individual participant performance.  The cash incentive bonus amounts determined pursuant to that formula for our executive officers are then subject to review by our Compensation Committee, which takes into account the recommendations of the Chairman of the Board, and the Compensation Committee’s recommendations to our Board of Directors, which determines the cash incentive bonus amounts for our executive officers.  In the case of key personnel, the bonus amounts determined pursuant to the formula are subject to adjustments by our executive officers.  Cash incentive bonuses under the Short-Term Incentive Plan for each year are determined by March 15 of the year immediately following the year for which the pool is established, with at least 75% of a participant’s bonus to be paid by that March 15 and the balance, which is generally 25% of the bonus amount, to be paid by March 15 of the following year if the participant is employed by the Company at the time of payment. The plan is administered by our executive officers, subject to our Compensation Committee’s review of, and recommendations to our Board of Directors with respect to, bonuses for Mr. David Battat and Mr. Strickland.  For 2014, Mr. David Battat’s cash incentive bonus was $900,000 and Mr. Strickland’s cash incentive bonus was $260,000, with 75% of each incentive bonus having been paid by March 15, 2015 and the remaining 25% to be paid by March 15, 2016 provided the executive officer is employed by the Company at the time of payment.  Mr. Emile Battat is entitled to annual cash incentive bonuses equal to a fixed percentage of year-to-year increases in our operating income as provided in his employment agreement.  Our Compensation Committee has the authority to exercise its discretion to adjust any increase in our operating income to disregard one-time, nonrecurring extraordinary items and is to make such equitable adjustments as are required to give effect to acquisitions, divestitures or similar corporate transactions.  For 2014, Mr. Emile Battat received a cash incentive bonus in the amount of $229,734 based on such formula.

Our Compensation Committee has the authority to recommend discretionary cash bonuses based on the performance of the Company, one or more Company units or individual performance.  We believe that this discretionary authority is useful because there may be circumstances that would support awards being made in addition to those under, or in the absence of attainment of the performance goals in, the arrangements discussed above.  No discretionary cash bonuses were paid to our executive officers for 2014.

Long-Term Incentive Awards

Long-term equity-based compensation is an integral part of our total compensation package. It is intended to align the interests of our executive officers and key personnel with the interests of our stockholders in focusing on long-term growth and stock performance. We review the costs and benefits to us from the various forms of long-term compensation, including stock options, restricted stock and restricted stock units.  In selecting the form of awards, we take into account that stock options will have little or no value if we do not have increased profitability and that restricted stock and restricted stock units may continue to have value, though possibly reduced, if our profitability declines.

Our policy is that if we are going to make equity awards, other than in connection with new hires or unusual circumstances, those awards will be made at the meeting of our Compensation Committee held in conjunction with our annual stockholders meetings, which usually are held each May.  Based on our strong performance in 2013 and the individual performances of our executive officers in 2013, we made the following equity awards to our executive officers in 2014:  Messrs. Emile and David Battat were each awarded 700 shares of restricted common stock and Mr. Strickland was awarded 317.22  restricted stock units.

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Benefits and Perquisites

We provide various benefits to our executive officers, including health insurance and life and disability insurance as a part of our total compensation package.  We also maintain a 401(k) Plan for all of our employees, including our executive officers. Under our 401(k) Plan, we make matching contributions of up to 3.5% of a participant’s eligible compensation. Our executive officers are fully vested in our matching contributions.  Perquisites are not a significant component of compensation for our executive officers.

Termination and Change in Control Arrangements

We have agreements or plans under which our executive officers are entitled to payments and benefits upon termination of employment under certain circumstances. The terms of Mr. Emile Battat’s arrangement are included in his employment agreement and were determined on the basis of recommendations by our Compensation Committee after discussions with him. The terms of Mr. David Battat’s arrangement were recommended by our Compensation Committee after consideration of his responsibilities and experience. The terms of Mr. Strickland’s severance plan were recommended by our Compensation Committee after consideration of Mr. Strickland’s total compensation package and length of service with the Company. We have structured our arrangements with our executives so that a change in control alone does not trigger any payments and, with respect to their equity awards, results only in acceleration of vesting. We believe acceleration of vesting provides our executive officers a reasonable measure of protection in the event of a change in control.  For a more detailed discussion of the terms of these arrangements, see “Potential Termination and Change in Control Payments” at page 18 of this proxy statement.

Stock Ownership Guidelines for Officers

Our stock ownership guidelines are designed to ensure that our executive officers, and designated officers of our subsidiaries, acquire and maintain a meaningful equity stake in the Company and to align their interests more closely with those of our stockholders.  The guidelines provide that within four years of becoming subject to the guidelines our Chief Executive Officer will own 16,000 shares of our common stock, our Chief Operating Officer will own 8,000 shares of our common stock and our Chief Financial Officer will own 6,000 shares of our common stock.  Other officers of the Company or our subsidiaries who are designated by our Board of Directors are required to own at least 2,000 shares of our common stock by the later of five years from being designated and December 1, 2015.  Shares of our stock that count toward those guidelines are shares owned outright, shares held as restricted stock, shares underlying stock units and shares held in certain trusts, family limited partnerships or limited liability companies or similar investment vehicles.

Clawback Policy

Our Board of Directors, on the recommendation of the Compensation Committee, approved a “clawback” policy in March 2014.  This policy allows the Company to seek recovery with respect to cash incentive bonuses paid to executive officers if, within the preceding three years, any of our financial statements or financial metrics upon which cash incentive bonuses have been based have been materially misstated due to the fraud or intentional misconduct of one or more of our executive officers.  In such event, our Board of Directors may direct the Company to seek to recover from any such executive officer the amount by which such executive officer’s cash incentive bonus exceeded the cash incentive bonus that would have been awarded had there been no such misstatement.

Other

The base salaries of our executive officers can be adjusted upwards and downwards, except in the case of Mr. Emile Battat, whose base salary is fixed by his employment agreement, and discretionary bonuses can be awarded based on the individual performance of the executives as well as the performance of the Company or its units. Additionally, we can make equity awards to reward individual performance.  We recognize that there may be circumstances where the individual responsibilities and performance of our executive officers or our corporate performance is so exceptional that a material increase in compensation would be appropriate. Likewise, we recognize that there could be a material downturn in our corporate performance, in which event we would consider reducing and, if appropriate, materially reducing compensation levels where permitted.

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In making equity awards or considering adjustments to base salaries or cash incentives, our Compensation Committee takes into account the other elements of the compensation packages of our executive officers, as well as the number of shares of our common stock owned by our executive officers, the number of unexercised options held, the restricted stock or restricted stock units held, and the potential benefits they may realize upon the sale of the stock underlying these awards.

We also have a policy that discourages hedging the risk of ownership of our securities.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

Members of the Compensation Committee

Hugh J. Morgan, Jr. (Chairman)	Ronald N. Spaulding	John P. Stupp, Jr.

The following table sets forth summary information concerning the compensation of our three executive officers during the periods indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)		Total ($)

Emile A Battat Chairman of the Board	2014	600,000	—	220,668	—	229,734		19,838	(4)	1,070,240
	2013	600,000	—	—	—	345,446		21,091		966,537
	2012	600,000	—	—	—	—		82,589		682,589

David A. Battat President and Chief Executive Officer	2014	600,000	—	220,668		900,000	(5)	24,480	(6)	1,745,148
	2013	450,000	—	—	—	900,000		24,953		1,374,953
	2012	450,000	—	1,710,600	1,009,441	750,000		97,060		4,017,101

Jeffery Strickland Vice President and Chief Financial Officer, Secretary and Treasurer	2014	270,000	—	100,000	—	260,000	(7)	15,161	(8)	645,161
	2013	260,000	—	—	—	260,000		24,967		544,967
	2012	250,000	100,000	250,000	—	—		12,095		612,095

(1)
The amounts presented in this column represent the full aggregate grant date fair value of stock awards made during the year computed in accordance with ASC 718.  The assumptions used in the valuations may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
The amounts presented in this column represent the full aggregate grant date fair value of option awards made during the year computed in accordance with ASC 718.  The grant date fair value was determined using a Black-Scholes valuation applied to the number of shares granted under an option.  The assumptions used in the Black-Scholes valuations and the resulting values per share may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
These awards were made to Mr. Emile Battat under his employment agreement with us.  The awards for 2014 and 2013 to Messrs. David Battat and Strickland were made to them under our Short-Term Incentive Plan.  For 2012, the award to Mr. David Battat was made under the Halkey-Roberts Corporation Incentive Compensation Plan, or Halkey-Roberts Plan, which provided for at least 75% of an award for a year to be paid by March 15 of the succeeding year and the remaining amount to be paid by March 15 of the following year provided the participant who was to receive the payment was employed by Halkey-Roberts or an affiliate on the payment date.  The Halkey-Roberts Plan was

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terminated in connection with the adoption of the Short-Term Incentive Plan, except with respect to awards that had been made but not fully paid as of the adoption of the Short-Term Incentive Plan.
(4)
Includes the following paid or accrued by us or one or more of our subsidiaries: (i) matching contributions to our 401(k) Plan of $9,100; (ii) dividends on restricted stock of $10,273; and (iii) payment of life insurance premiums of $465.

(5)
This amount was awarded to Mr. David Battat for 2014 pursuant to the Short-Term Incentive Plan, and, in accordance therewith, he received 75% of such amount by March 15, 2015 and the remaining 25% is to be paid to him by March 15, 2016 provided he is employed by the Company on the payment date.

(6)
Includes the following paid or accrued by us or one or more of our subsidiaries: (i) matching contributions to our 401(k) Plan of $9,100; (ii) dividends on restricted stock of $14,443; and (iii) payment of life insurance premiums of $937.

(7)
This amount was awarded to Mr. Strickland for 2014 pursuant to the Short-Term Incentive Plan, and, in accordance therewith, he received 75% of such amount by March 15, 2015 and the remaining 25% is to be paid to him by March 15, 2016 provided he is employed by the Company on the payment date.

(8)
Includes the following paid or accrued by us or one or more of our subsidiaries: (i) matching contributions to the 401(k) Plan of $9,100; (ii) payment of life insurance premiums of $2,865; and (iii) $2,785, which is the dollar value of dividend equivalents credited in 2014 with respect to unvested restricted stock units in Mr. Strickland’s stock unit account under the 2006 Equity Plan.

The following table sets forth summary information concerning the grants of plan-based awards to our executive officers during the year ended December 31, 2014.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type(1)	Threshold ($)	Target ($) (2)	Maximum ($)

Emile A Battat	Incentive Compensation	—	229,734	—	700	220,668

David A. Battat	Incentive Compensation	—	900,000	—	700	220,668

Jeffery Strickland	Incentive Compensation	—	260,000	—	317.22	100,000

(1)	For a description of these awards, see “Incentive Compensation” below and “Certain Agreements, Plans and Transactions” at page 17 of this proxy statement.
(2)
These amounts represent the cash incentive bonuses earned in 2014, with payment of 100% of Mr. Emile Battat’s cash incentive bonus having been made by March 15, 2015 and 75% of the cash incentive bonuses for Mr. David Battat and Mr. Strickland having been made by March 15, 2015 and the remaining 25% to be paid to them by March 15, 2016 if they are employed by the Company on the payment date.  These incentive compensation awards do not have threshold or maximum payout amounts.

(3)
Represents the full aggregate grant date fair values of stock awards computed in accordance with ASC 718.  The assumptions used in the valuation may be found in Note 8 to the financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2014.

Base Salaries

Mr. Emile Battat’s base salary is fixed by his employment agreement.  Base salaries for Mr. Strickland and Mr. David Battat are reviewed annually, and adjustments are generally made on the basis of our performance as measured by certain financial and non-financial criteria, survey information respecting compensation of executive officers, cost-of-living information and the individual performance of the respective executive officer.  The Compensation Committee has not assigned relative weights or values to any of such criteria.  With respect to our financial performance, the Compensation Committee generally takes into consideration our operating income, earnings per share, total stockholder return, return on equity, safety and efficiency of our operations.

Incentive Compensation

Our executive officers, other than Mr. Emile Battat, and certain key employees are eligible to be selected to participate in our Short-Term Incentive Plan.  Mr. Emile Battat is eligible for annual cash incentive awards under the

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terms of his employment agreement.  These arrangements are described in more detail in “Certain Agreements, Plans and Transactions” at page 17 of this proxy statement and have been designed to foster a corporate culture focused on bottom line results by providing our executive officers and key employees with a substantial stake in reducing costs and increasing sales and productivity while conserving capital resources.  In addition, our executive officers may receive discretionary bonuses if recommended by our Compensation Committee and approved by our Board of Directors.

The following table sets forth summary information concerning our executive officers’ outstanding equity awards as of December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Emile A Battat	15,000	10,000 (2)	181.44	5/26/18	3,000 (2)	1,020,030

David A. Battat	10,000	15,000 (3)	228.08	5/18/19	4,500	1,530,045

Jeffery Strickland	—	—	—	—	1,489.37 (4)	506,401

(1)	Based on the closing price of $340.01 per share of the common stock of the Company on December 31, 2014.
(2)	These awards vest 50% per year beginning on May 26, 2015.
(3)	These awards vest 33.3% per year beginning on May 18, 2015.
(4)	Comprised of 1,172.15 units that vest on May 18, 2017 and 317.22 units that vest on May 22, 2019.

              The following table sets forth summary information concerning stock options exercised and the value realized upon exercise and the vesting of stock and the value realized upon vesting for our executive officers during the year ended December 31, 2014.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Emile A Battat	—	—	2,200	690,807

David A. Battat	—	—	2,200	680,697

Jeffery Strickland	—	—	—	—

(1)	Based on the average of the high and low sales prices of the Company’s common stock on the vesting dates.

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Certain Agreements, Plans and Transactions

We have an employment agreement with Mr. Emile Battat that provides that he will serve as a senior executive officer of the Company and, subject to his election as a director by our stockholders, will serve as Chairman of the Board if so elected by our Board of Directors.  Mr. Emile Battat’s employment agreement fixes his base salary for each calendar year during the term at $600,000.  In addition, he is entitled to receive a cash bonus each year equal to a percentage of the increase in operating income for such calendar year over operating income for the prior calendar year, subject to equitable adjustments in operating income in the discretion of the Compensation Committee.  Our employment agreement with Mr. Emile Battat also provides for certain payments to be made and benefits provided to him upon termination of employment, as discussed in “Potential Termination and Change in Control Payments” at page 18 of this proxy statement. The term of our employment agreement with Mr. Emile Battat expires on December 31, 2016 and automatically renews for additional one-year terms unless either we or Mr. Emile Battat notifies the other of termination at least 30 days prior to the expiration of the then-current term.

Our Short-Term Incentive Plan, in which our executive officers, other than Mr. Emile Battat, and certain key employees are eligible to be selected to participate, provides for the establishment each year of an awards pool that is equal to a portion of our subsidiaries’ operating profits and is funded through contributions by those subsidiaries.  The awards pool is used to pay bonuses under employment agreements, other discretionary bonuses to employees who are not participating in the Short-Term Incentive Plan and other employment-related expenses.  The balance of the awards pool, if any, is available for bonuses to participating executive officers and key personnel.  Bonuses under the Short-Term Incentive Plan are based in part on a bonus allocation formula that takes into account a number of factors, including the participant’s salary, an individual bonus rate, the profitability of the subsidiary employing the participant (where applicable), and individual participant performance.  The bonus amounts determined pursuant to that formula for our executive officers are then subject to review by our Compensation Committee, which takes into account the recommendations of the Chairman of the Board, and the Compensation Committee’s recommendation as to the bonus amounts to our Board of Directors, which fixes the bonuses.  The bonus amounts determined pursuant to the bonus formula for key personnel are subject to review and adjustment by our executive officers.  Bonuses under the Short-Term Incentive Plan are determined by the March 15 immediately following the performance year, with at least 75% of the participant’s bonus to be paid by that March 15 and the balance, which is generally 25% of the bonus, to be paid by the following March 15 if the participant is employed by the Company on the payment date.  For 2014, Mr. David Battat was awarded a cash incentive bonus under the Short-Term Incentive Plan of $900,000 and Mr. Strickland was awarded a cash incentive bonus of $260,000, with 75% of each bonus having been paid by March 15, 2015 and the remaining 25% to be paid by March 15, 2016 provided the executive officer is employed by the Company on the payment date.

We have a change in control agreement with Mr. David Battat that provides that he will be entitled to certain payments and benefits in the event his employment is terminated in connection with a change in control of the Company, as discussed in “Potential Termination and Change in Control Payments” at page 18 of this proxy statement.  The Company has a severance plan pursuant to which Mr. Strickland will be entitled to certain payments if his employment is terminated under certain circumstances in connection with a change in control of the Company, as discussed in “Potential Termination and Change in Control Payments” at page 18 of this proxy statement.

Related-Party Transactions Policy

Our Audit Committee, pursuant to the Audit Committee Charter, is authorized to review and approve or ratify, in its sole discretion, any related-party transaction, within the meaning of Nasdaq listing rules and rules and regulations promulgated by the SEC.  Under the Audit Committee’s written policies, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect material interest are subject to review and approval or ratification.  The Audit Committee will approve or ratify such a transaction only if it determines that the transaction is in our best interest.

In considering a related-party transaction, the Audit Committee will consider all relevant factors, including as applicable (i) our business rationale for entering into the transaction; (ii) the alternatives to entering into a related- party transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to us.

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The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction.  Management or the affected director or executive officer is to bring the matter to the attention of the Audit Committee.  If a member of the Audit Committee is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

Potential Termination and Change in Control Payments

Termination for Just Cause or Without Good Reason

If Mr. Emile Battat’s employment is terminated by us for “just cause” or by Mr. Emile Battat without “good reason” (as those terms are defined in Mr. Emile Battat’s employment agreement), he is to receive his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date.  He will also be entitled to receive his accrued vacation pay, unreimbursed business expenses and vested amounts under the 401(k) Plan.

If Mr. David Battat’s employment or Mr. Strickland’s employment is terminated for cause, the terminated executive officer will receive his base salary up to the termination date, accrued vacation pay, unreimbursed business expenses and vested amounts under the 401(k) Plan.

Termination Without Just Cause or With Good Reason or Due to Death or Disability

If Mr. Emile Battat’s employment is terminated by us without just cause, by Mr. Emile Battat with good reason or due to his death or disability, he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause plus an amount equal to the sum of one year’s base salary and the average annual bonus received by him in the three years prior to the year in which the termination occurs.  In addition, we will continue to provide group health plan benefits for him, his spouse and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.

If Mr. David Battat’s or Mr. Strickland’s employment is terminated by us without “just cause,” by either of them with “good reason” (as those terms are defined in Mr. David Battat’s change in control agreement and Mr. Strickland’s severance plan) or due to death or disability, and such termination is not in connection with a change in control of the Company, the terminated executive officer will receive the same payments and other benefits he would have received had the termination been with just cause.

Termination Without Just Cause or With Good Reason in Connection with Change in Control

If Mr. Emile Battat’s employment is terminated by us without just cause or by Mr. Emile Battat for good reason in contemplation of or within two years following a “change in control” (as that term is defined in Mr. Emile Battat’s employment agreement), he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus an amount equal to two times the sum of one year’s base salary and the average annual bonus received by him for the three years prior to the year in which the termination occurs.  In addition, we will continue to provide group health plan benefits for him, his spouse and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.

If Mr. David Battat’s employment is terminated by us without just cause or by Mr. David Battat for good reason in contemplation of or within two years following a “change in control” (as defined in Mr. David Battat’s change in control agreement), he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date, and an amount equal to two times the sum of one year’s base salary and the average annual bonus to which he was entitled for the three years prior to the year in which the termination occurs.  In addition, Mr. David Battat’s unvested equity awards will vest, and he will be entitled to one year’s health benefits.

If there is a change in control of the Company and Mr. Strickland’s employment is terminated by us without cause or by Mr. Strickland with good reason prior to Mr. Strickland’s death, attainment of age 65 or the expiration of two years following the change in control, Mr. Strickland will be entitled to receive the same payments and other

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benefits he would have received had the termination been with just cause, plus severance pay in an amount equal to his annual base salary for the 12 months preceding termination of employment.  In addition, Mr. Strickland’s unvested equity awards will vest.

Change in Control without Termination of Employment

If there is a change in control but no termination of employment, the unvested options and restricted stock held by Messrs. Emile Battat, David Battat and Strickland will vest under the terms of the 2006 Equity Plan.

The following table sets forth the payments and benefits that each executive officer would have received had his employment been terminated, or had a change in control occurred, on December 31, 2014:

Name	Type of Payment or Benefit	Termination for Just Cause or Without Good Reason ($)	Termination Without Just Cause, For Good Reason, or upon Death or Disability ($)	Termination Without Just Cause or For Good Reason in Connection with a Change in Control ($)	Change in Control ($)

Emile A Battat	Severance Payment	229,734	1,122,657	2,015,581	—
	Equity Awards(1)	—	2,605,730	2,605,730	2,605,730
	Retirement Benefits(2)	89,172	89,172	89,172	—
	Health Benefits	—	14,761	14,761	—
	Unreimbursed Business Expenses	79,000	79,000	79,000	—
	Accrued Vacation Pay	—	—	—	—
	Total	397,906	3,911,320	4,804,244	2,605,730

David A. Battat	Severance Payment	—	—	3,700,000	—
	Equity Awards(1)	—	—	3,208,995	3,208,995
	Retirement Benefits(2)	71,056	71,056	71,056	—
	Health Benefits	—	—	7,019	—
	Unreimbursed Business Expenses	16,000	16,000	16,000	—
	Accrued Vacation Pay	11,538	11,538	11,538	—
	Total	98,594	98,594	7,014,608	3,208,995

Jeffery Strickland	Severance Payment	—	—	270,000	—
	Equity Awards(1)	—	—	506,041	506,041
	Retirement Benefits(2)	309,041	309,041	309,041	—
	Health Benefits	—	—	—	—
	Unreimbursed Business Expenses	—	—	—	—
	Accrued Vacation Pay	5,192	5,192	5,192	—
	Total	314,233	314,233	1,090,634	506,041

(1)	Represents the market price as of December 31, 2014 of equity awards vesting on termination of employment or change in control less, in the case of options, the exercise price of those options.
(2)	These retirement benefits are the market value of the vested amount contributed by the Company to each executive officer’s account under the 401(k) Plan.

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Compensation Committee Interlocks and Insider Participation

During 2014, Messrs. Morgan, Spaulding and Stupp served as members of the Compensation Committee. None of the members of the Compensation Committee was or had previously been an officer or employee of the Company or our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2014, none of our executive officers was a member of the board of directors, or any committee thereof, of any other entity one of the executive officers of which served as a member of our Board of Directors, or any committee thereof.

Item No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has appointed the firm of Grant Thornton LLP as independent accountants to audit our financial statements for the year 2015.  Although ratification by stockholders of the selection of Grant Thornton LLP is not required by law, the selection of Grant Thornton LLP is being submitted to our stockholders for ratification because we believe it is a good corporate practice.  If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton LLP.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of us and our stockholders.  A representative of Grant Thornton LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT OUR FINANCIAL STATEMENTS FOR THE YEAR 2015.

Audit and Related Fees

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q were $330,515 for the year ended December 31, 2014 and $321,231 for the year ended December 31, 2013.

Audit-Related Fees

There were no fees billed by Grant Thornton LLP for the year ended December 31, 2014 or for the year ended December 31, 2013 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax services were $12,667 for the year ended December 31, 2014 and $15,624 for the year ended December 31, 2013.  These fees relate to federal and state tax compliance and tax advice in each such year.

All Other Fees

The aggregate fees billed by Grant Thornton LLP for the year ended December 31, 2014, other than those set forth above, totaled $31,471 and related to accounting aspects of possible acquisitions and utility tax incentives.  The aggregate fees billed by Grant Thornton LLP for the year ended December 31, 2013, other than those set forth above, totaled $700 and related to consultation respecting our stock options.

The Audit Committee has determined that the provision by Grant Thornton LLP of the above referenced services is compatible with maintaining its independence.

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The Audit Committee has adopted policies and procedures for pre-approval of audit and non-audit services in order to ensure that the provision of those services does not impair the auditor’s independence.  In accordance with those policies and procedures, we are not to engage the independent auditors to render any audit or non-audit services unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.  The Audit Committee is to review the services expected to be performed by the independent auditor to ensure that the provision of those services will not impair the independent auditors’ independence. The Audit Committee will pre-approve fee levels for each of the following categories: audit, audit-related and tax compliance/planning services.  Any proposed services exceeding pre-approved fee levels will require specific pre-approval by the Audit Committee.  Approval for such services may be requested at the next Audit Committee meeting or, if earlier approval is necessary, it may be obtained in accordance with the Audit Committee’s delegation to the Audit Committee Chairman as described below. The term of any pre-approval is 12 months from the date of the pre-approval unless the Audit Committee specifically provides for a different period.  The Audit Committee will not delegate to our management its responsibilities to pre-approve services performed by the independent auditors.  However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year.  The Chairman has the authority to review and approve permissible services up to $15,000 per service, provided that the aggregate amount of such services does not exceed $30,000 in any calendar year.  The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.  During the year ended December 31, 2014, no services were provided by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures then in place.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2014.  The Audit Committee has discussed with Grant Thornton LLP, our auditors, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.  The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent accountants the independent accountants’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Members of the Audit Committee

John P. Stupp, Jr. (Chairman)	Hugh J. Morgan, Jr.	Ronald N. Spaulding	Roger F. Stebbing

Item No. 3

ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s executive officers.  In accordance with the provisions of Section 14A, we are requesting our stockholders to approve, on an advisory basis, the compensation of our executive officers, each of whom is named in the Summary Compensation Table, as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative discussion presented under “Executive Compensation” beginning at page 9 of this proxy statement.  Our Board of Directors has determined to hold an advisory vote on the compensation of our executive officers annually until the next required vote on the frequency of stockholder voting on the compensation of the Company’s executive officers or the Board of Directors otherwise determines that a different frequency for such advisory voting is in the best interests of our stockholders.  Accordingly, unless the Board of Directors determines otherwise, the next advisory vote on the compensation of our executive officers following the 2015 annual meeting will occur at the annual meeting of stockholders to be held in 2016.

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Our executive compensation program has been designed to attract, retain and motivate our executive team by providing competitive compensation within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage our executives to focus on both short- and long-term goals without encouraging inappropriate risks to achieve performance. We were pleased to receive a favorable vote for our compensation practices at our 2014 annual meeting, with approximately 98% of the shares present, in person or by proxy, at the meeting and entitled to vote thereon being voted to approve, on an advisory basis, the compensation of our executive officers.

As an advisory vote, this proposal is not binding on the Company.  However, our Compensation Committee and our Board of Directors value the opinions of our stockholders expressed through your vote on this proposal and will consider the outcome of this vote in making future compensation decisions for our executive officers.

Accordingly, we will present the following resolution for vote at our 2015 annual meeting of stockholders:

“RESOLVED, that the stockholders of Atrion Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table in the Company’s proxy statement for its 2015 annual meeting of stockholders, as disclosed in said proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

The proposal to approve, on an advisory basis, the compensation of our executive officers requires the affirmative vote of the majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE OFFICER COMPENSATION AS PRESENTED IN THIS PROXY STATEMENT.

SECURITIES OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 26, 2015 by (i) each of our directors, one of whom is also the Board of Directors’ nominee for election as a director at the annual meeting; (ii) our executive officers who are named in the Summary Compensation Table herein; (iii) all of our directors and executive officers as a group; and (iv) each other person known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class (1)

Emile A Battat(2)	168,993	(3)	8.98%
David A. Battat(4)	97,760	(3)(5)	5.21%
Hugh J. Morgan, Jr.	19,724		1.06%
Ronald N. Spaulding	2,244		*
Roger F. Stebbing	6,627		*
John P. Stupp, Jr.	140,537	(6)	7.54%
Jeffery Strickland	7,019	(7)	*
BlackRock, Inc.(8)	97,173		5.22%
Royce & Associates, LLC(9)	188,385		10.11%
T. Rowe Price Associates, Inc.(10)	222,268		11.93%
All directors and executive officers as a group (7 persons) (11)	442,904		23.34%

*	Less than 1% of class.
(1)
Based on 1,862,691 shares of common stock outstanding on March 26, 2015, plus shares that can be acquired through the exercise of options within 60 days thereafter by the specified individual or group.  Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2)	The business address for Mr. Emile Battat is One Allentown Parkway, Allen, Texas 75002-4206. Mr. Emile Battat is the father of Mr. David Battat.

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(3)
The shares listed include the following shares issuable upon the exercise of options exercisable on March 26, 2015 or within 60 days thereafter:  Mr. Emile Battat, 20,000 shares and Mr. David Battat, 15,000 shares. Messrs. Emile Battat and David Battat are parties to award agreements setting forth certain terms of options granted to them under the 2006 Equity Plan.

(4)	The business address for Mr. David Battat is One Allentown Parkway, Allen, Texas 75002-4206.
(5)	Includes 55,500 shares held in a family trust as to which shares Mr. David Battat has shared voting and investment power.
(6)
Includes 135,000 shares held by Stupp Bros., Inc. as to which Mr. Stupp shares voting power and investment power as a director and executive officer, and as a voting trustee of a voting trust which owns 100% of the voting stock, of Stupp Bros., Inc.  The 135,000 shares held by Stupp Bros., Inc., which are pledged to that company’s lenders as security for its working capital line of credit, represent 7.21% of our common stock outstanding as of March 26, 2015.  Mr. Stupp is the direct beneficial owner of 5,537 shares, all of which shares are pledged as collateral for a mortgage loan.  Does not include 22,330 shares held in a family trust, the co-trustees of which are Mr. Stupp’s wife and one of his children or 428.82 stock units held in Mr. Stupp’s stock unit account that will not be converted into shares of our common stock within 60 days after March 26, 2015.  The business address for Mr. Stupp and Stupp Bros., Inc. is 3800 Weber Road, St. Louis, Missouri  63125.

(7)
These shares are held in a family limited partnership, the general partner of which is a limited liability company in which Mr. Strickland is a member.  Mr. Strickland has shared voting and investment power over these shares.  The shares listed do not include 1,489.37 restricted stock units that will not be converted into shares of our common stock within 60 days after March 26, 2015.

(8)
The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.  This information is based on a Schedule 13G/A dated February 9, 2015 filed with the SEC reporting that BlackRock, Inc. has the sole power to vote or direct the vote of 95,049 shares of our common stock and the sole power to dispose or direct the disposition of 97,173 shares of our common stock.

(9)
The address of Royce & Associates, LLC (“Royce”) is 745 Fifth Avenue, New York, New York 10151.  This information is based upon a Schedule 13G/A dated January 6, 2015 filed with the SEC reporting that Royce has sole power to vote or direct the vote of and the sole power to dispose or direct the disposition of 188,385 shares of our common stock.

(10)
The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.  This information is based upon a Schedule 13G/A dated February 17, 2015 filed with the SEC and furnished to the Company by T. Rowe Price Associates, Inc., or Price Associates, and T. Rowe Price Small-Cap Value Fund, Inc., or Small-Cap Value Fund, reporting that Price Associates has sole power to vote or direct the vote of 53,978 shares of our common stock and has sole power to dispose of or direct the disposition of 222,268 shares of our common stock and that Small-Cap Value Fund has sole power to vote or direct the vote of 167,900 shares of our common stock.  For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares of common stock; however, Price Associates has expressly disclaimed beneficial ownership of all such shares.

(11)	See notes (1)-(7) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes of ownership of our common stock with the SEC and to provide copies of those reports to us.  We assist our directors and officers with completing and filing these reports.  Based upon a review of these filings and written representations from our directors and officers, we believe that all reports were filed timely in 2014.

STOCKHOLDER PROPOSALS

Stockholder Proposals in Our Proxy Statement

In order for proposals by stockholders to be considered for inclusion in our proxy material relating to the 2016 annual meeting of stockholders, such proposals must be received by us on or before December 11, 2015.

Stockholder Proposals and Director Nominations to be Presented at Stockholder Meetings

Our Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders or to nominate one or more persons for election to our Board of Directors at an annual meeting or special meeting called for the purpose of electing directors must give us written notice of such stockholder’s intent to bring that business before such meeting or nominate such person or persons for election to our Board of Directors at such meeting.  The notice must be received by the Secretary of the Company at our principal executive offices not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to

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the first anniversary of the preceding year’s annual meeting of stockholders.  In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s meeting or in the case of a special meeting called for the purpose of electing directors, notice by the stockholder must be received by the Secretary not earlier than the close of business on the 150th day prior to the date of such meeting and not later than the close of business on the later of the 120th day prior to such meeting and the 10th day following the date on which public announcement of the date of the meeting is first made.  Such notice for the 2016 annual meeting must be delivered not earlier than December 23, 2015 and not later than January 22, 2016, provided the date of the 2016 annual meeting is not more than 30 days before or more than 60 days after May 21, 2016.  Our Bylaws also specify the information that must be included in the notice that stockholders must provide to the Secretary of the Company in order to propose any business to be conducted at an annual meeting or to nominate one or more persons for election to our Board of Directors at an annual meeting or a special meeting called for the purpose of electing directors.  The Chairman of the meeting may refuse to transact any business presented or to acknowledge the nomination of any person made without compliance with the procedures set forth in our Bylaws.  The foregoing summary is qualified in its entirety by reference to the full text of our Bylaws which is on file with the Securities and Exchange Commission and is available upon request to the Secretary of the Company.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.”  This means that we are referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing.  As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC.  In addition, this proxy statement includes our website address.  This website address is intended to provide inactive, textual references only.  The information on our website is not part of this proxy statement.

COST AND METHOD OF SOLICITATION

The cost of soliciting proxies will be borne by us.  In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile and other electronic communication methods by our directors, officers and employees without additional compensation.  Brokerage firms, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of our common stock held in their names or in those of their nominees, and their reasonable expenses will be reimbursed upon request.

OTHER BUSINESS

Our Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting.  However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By Order of the Board of Directors

Jeffery Strickland
Vice President and Chief Financial
Officer, Secretary and Treasurer

April 9, 2015

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ATRION CORPORATION ONE ALLENTOWN PARKWAY ALLEN, TX 75002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M85869-P61353	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ATRION CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the nominee listed in Item 1.

1.	Election of Director	☐	☐	☐
Nominee:
01) Hugh J. Morgan, Jr.

The Board of Directors recommends you vote FOR Items 2 and 3.						For	Against	Abstain

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent accountants for 2015.					☐	☐	☐

3.	Advisory vote to approve executive officer compensation.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M85870-P61353

ATRION CORPORATION ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger F. Stebbing and John P. Stupp, Jr., or either of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, upon the matters set forth on the reverse side of this proxy and upon such other matters that may properly come before the meeting or any adjournment thereof, all of the shares of Common Stock of Atrion Corporation that the undersigned is entitled to vote at the annual meeting of stockholders of Atrion Corporation to be held at 10:00 a.m., Central Time, on Thursday, May 21, 2015, at the offices of Atrion Corporation, One Allentown Parkway, Allen, TX 75002, and at any adjournment thereof.

This proxy, if properly executed and returned, will be voted as directed or, if no direction is given, will be voted FOR the nominee listed in Item 1 and FOR Items 2 and 3. If any other matters properly come before the meeting, this proxy will be voted as determined by the proxies in their discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Continued and to be signed on reverse side